Exhibit 4.10

OMNIBUS AMENDMENT
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Amendment no. 1 to Second Amended and  Restated Receivables Purchase and Sale Agreement
and
Amendment No. 6 to Amended and Restated Receivables Purchase  Agreement and Partial Release
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THIS OMNIBUS AMENDMENT (this “Amendment”), effective as of January 31, 2011, is entered into by and among:

(a)           Eastman Chemical Company, a Delaware corporation (“Eastman”),

(b)           Eastman Chemical Financial Corporation, a Delaware corporation, as Seller and as initial Servicer (“ECFC”), and

(c)           The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, individually as a Victory Liquidity Bank (“BTMU”), as Victory Agent (the “Victory Agent”) and as administrative agent (the “Administrative Agent”), with respect to (i) the Second Amended and Restated Receivables Purchase and Sale Agreement dated as of July 14, 2005 by and between Eastman and ECFC (the “Existing Sale Agreement” which, as amended hereby, is hereinafter referred to as the “Sale Agreement, and (ii) the Amended and Restated Receivables Purchase Agreement dated as of July 9, 2008 by and among the parties hereto, BTMU, individually as a Victory Liquidity Bank, as Victory Agent and as Administrative Agent, and others no longer party thereto  (as heretofore amended, the “Existing Purchase Agreement” which, as amended hereby, is hereinafter referred to as the “Purchase Agreement” and together with the Sale Agreement, the “Agreements”).

Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Existing Sale Agreement or the Existing Purchase Agreement, as applicable.

W I T N E S S E T H :

WHEREAS, the parties wish to amend the Existing Sale Agreement and the Existing Purchase Agreement, on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Amendments to Existing Purchase Agreement; Partial Release.

(a)           Exhibit I to the Existing Purchase Agreement is hereby amended to insert the following new definition in its appropriate alphabetical order:

“PET/PTA Receivable” means all rights to payment for goods sold or service performed by the Originator related to that portion of the Originator’s polyethylene terephthalate (PET) and purified terephthalic acid (PTA) business operations conducted at its polymer and chemical manufacturing complex located in Calhoun County and Lexington County, South Carolina, including the IntegRexTM and Line 7 polymer lines at such complex, an integrated PTA manufacturing facility, excluding Polymer Lines A and B, and excluding any rights to payment for products sold by Originator’s Specialty Plastics business segment, and any rights to payment or amounts owing from the Originator’s customer O75 as defined in Exhibit A of the Co-Agent’s Fee Letter dated July 7, 2010.

(b)           The definition of “Receivable” in Exhibit I to the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Receivable” means all rights to payment for goods sold or services performed by the Originator other than a PET/PTA Receivable, but only to the extent such right to payment is either an account or a payment intangible (as each of the foregoing terms is used in Article 9 of the UCC) and includes, without limitation, the obligation to pay any Finance Charges with respect to all of the foregoing.  Rights to payment arising from any one transaction, including without limitation, rights to payment represented by an individual Invoice, shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction; provided, however, that a Rebill shall not be deemed to be the creation of a new Receivable and shall instead be deemed to be an amendment and restatement of the original Receivable and related Invoice; and provided, further, that any right to payment referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or the Originator treats such right to payment as a separate payment obligation.

(c)           The Administrative Agent and the Purchasers hereby release all right, title and interest in and to the PET/PTA Receivables.

2. Amendments to Existing Sale Agreement; Partial Release and Distribution.

(a)           Exhibit I to the Existing Sale Agreement is hereby amended to insert the following new definition in its appropriate alphabetical order:

“PET/PTA Receivable” means all rights to payment for goods sold or service performed by the Seller related to that portion of the Seller’s polyethylene terephthalate (PET) and purified terephthalic acid (PTA) business operations conducted at its polymer and chemical manufacturing complex located in Calhoun County and Lexington County, South Carolina, including the IntegRexTM and Line 7 polymer lines at such complex, an integrated PTA manufacturing facility, excluding Polymer Lines A and B, and excluding any rights to payment for products sold by the Seller’s Specialty Plastics business segment, and any rights to payment or amounts owing from the Seller’s customer O75 as defined in Exhibit A of the Co-Agent’s Fee Letter dated July 7, 2010.

(b)           The definition of “Receivable” in Exhibit I to the Existing Sale Agreement is hereby amended and restated in its entirety to read as follows:

“Receivable” means all rights to payment for goods sold or services performed by the Seller other than a PET/PTA Receivable, but only to the extent such right to payment is either an account or a payment intangible (as each of the foregoing terms is used in Article 9 of the UCC) and includes, without limitation, the obligation to pay any Finance Charges with respect to all of the foregoing; provided, however, in no event shall a Designated Receivable constitute a “Receivable.”  Rights to payment arising from any one transaction, including without limitation, rights to payment represented by an individual Invoice, shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction; provided, however, that a Rebill shall not be deemed to be the creation of a new Receivable and shall instead be deemed to be an amendment and restatement of the original Receivable and related Invoice; and provided, further, that any right to payment referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or the Seller treats such right to payment as a separate payment obligation.

(c)           ECFC hereby releases all right, title and interest in and to the PET/PTA Receivables and distributes the PET/PTA Receivables to Eastman, free and clear of all Adverse Claims created by ECFC.

                3. Representations and Warranties.

  In order to induce the other parties to agree to this Amendment, each of ECFC and Eastman hereby severally represents and warrants that (a) after giving effect to the amendments set forth in Sections 1 and 2 above and to the release and distribution set forth in Sections 1(c) and 2(c), the representations and warranties made by ECFC or Eastman, as the case may be, in the Agreements are true and correct in all material respects on and as of the date hereof (except for such representations and warranties that speak only as of an earlier date),  and (b) no event has occurred and is continuing that constitutes a Termination Event, Servicer Default or Potential Servicer Default.

                4. Conditions Precedent.

  This Amendment will become effective as of the date first above written upon receipt by the Administrative Agent of (a) counterparts of this Amendment, duly executed by each of the parties hereto, (b) amendments to the financing statements filed in conjunction with the Existing Sale Agreement and the Existing Purchase Agreement reflecting the definitional changes embodied in the documents described in clause (a) of this Section 5, (c) closing of the sale to DAK Americas, LLC of Originator’s polyethylene terephthalate (PET) business and related assets and technology, and (d) payment of any Capital necessary to make the representation in Section 5.1(r) of the Purchase Agreement true and correct after giving effect to the foregoing.

                5. CHOICE OF LAW.

  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES.

                6. WAIVER OF JURY TRIAL.

  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENTS.

                7. Binding Effect.

  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  A facsimile or .pdf copy of a signed counterpart hereof shall have the same force and effect as an original.

                8. Counterparts.

  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or signatories as of the date hereof.

EASTMAN CHEMICAL COMPANY

By:  _____________________________________________________
Name:
Title:

EASTMAN CHEMICAL FINANCIAL CORPORATION, individually and as Initial Servicer

By:  _____________________________________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Victory Liquidity Bank

By: _____________________________________________________
Name:
Title:

Commitment:  $200,000,000.00

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Victory Agent and Administrative Agent

By:  _____________________________________________________
Name:
Title: